UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016 (February 1, 2016)

WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.
On February 1, 2016, Wave Systems Corp. (the “Company”) is commencing a bankruptcy case (the “Chapter 7 Case”) by filing a voluntary petition for relief under the provisions of chapter 7 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). As a result of the filing of the Chapter 7 Case, a Chapter 7 trustee will be appointed by the Bankruptcy Court and will assume control of the Company. The assets of the Company will be liquidated in accordance with the Code. The Company’s board of directors, after spending considerable time and effort attempting to pursue and complete strategic alternatives to finance, restructure or sell the Company and not being successful, concluded that no viable options remained for continuing operations, and that the Chapter 7 case is the only alternative available.
Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The filing of the Chapter 7 Case will constitute an event of default under the terms of the Receivables Purchase Agreement (the “Purchase Agreement”) by and between the Company and Marble Bridge Funding Group, Inc. (the “MBFG”), as supplemented by an Addendum to the Purchase Agreement by and between Wave and MBFG and by a separate Validity Guaranty delivered in connection therewith (the “Addendum,” and, collectively with the Purchase Agreement, the “Facility”).  As of the date hereof, less than $100,000 of advances and obligations remain outstanding under the Facility. The filing of the Chapter 7 Case is an event of default under the Facility and the obligations of the Company under the Facility will become immediately due and payable as a result of the filing of the Chapter 7 Case and penalties under the Facility will accrue.  In addition, pursuant to the Facility, MBFG shall have the right to convert receivables which are held as security by MBFG from security to the outright legal and equitable property of MBFG, and MBFG shall have no obligation to remit collections from any receivables that it may possess.
Item 5.02.         Departure  of  Directors  or  Certain  Officers;  Election  of  Directors;  Appointment  of  Certain  Officers;  Compensatory Arrangements of Certain Officers.
Each of the directors of the Company, Mr. William M. Solms, Mr. David Côté, Mr. R. Stephen Cheheyl and Ms. Lorraine Hariton, are resigning from the Company’s board of directors effective after the filing of the Chapter 7 Case and on the date hereof. The resignations are not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices, but are due to the filing of the Chapter 7 Case. The Chapter 7 trustee will assume control over the assets of the Company, effectively eliminating the authority and powers of the board of directors of the Company.
Each of the officers of the Company, Mr. Solms, Chief Executive Officer and President, and Mr. Walter A. Shephard, Chief Financial Officer and Secretary, are resigning their officer positions and will cease to be employees of the Company effective after the filing of the Chapter 7 Case and on the date hereof.  The appointment of the Chapter 7 trustee will effectively eliminate the authority and powers of the officers of the Company to act on behalf of the Company.

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Walter A. Shephard
Walter A. Shephard
Chief Financial Officer and Secretary

Dated: February 1, 2016